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                                                                      EXHIBIT 25




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                                  36-0899825
                                                             (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                    60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                             RURAL/METRO CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



             DELAWARE                                        86-0746929
   (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

    8401 EAST INDIAN SCHOOL ROAD
         SCOTTSDALE, ARIZONA                                   85251
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.           GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO
                  THE TRUSTEE:

                  (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of the Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; and The Board of Governors of the Federal Reserve System, Washington D.C.

                  (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST
                  POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                  No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.


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                  7.  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 29th day of April, 1998.


                      THE FIRST NATIONAL BANK OF CHICAGO,
                      TRUSTEE

                      BY /s/  Sandra L. Caruba
                         ---------------------------------
                           SANDRA L. CARUBA
                           VICE PRESIDENT





* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1996 (REGISTRATION NO. 333-14201).


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                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                  April 29, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the indenture between Rural/Metro Corporation and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF CHICAGO



                                    BY:  /s/ Sandra L. Caruba
                                        --------------------------------
                                            SANDRA L. CARUBA
                                            VICE PRESIDENT


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
                                    EXHIBIT 7

Legal Title of Bank:                The First National Bank of Chicago          Call Date: 12/31/97  ST-BK:  17-1630 FFIEC 031
Address:                            One First National Plaza, Ste 0303                                               Page RC-1
City, State  Zip:                   Chicago, IL  60670
FDIC Certificate No.:               0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                                    C400
                                                                                Dollar Amounts in               ------------
                                                                                     Thousands         RCFD     BIL MIL THOU
                                                                                     ---------         ----     ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1)................                            0081      4,267,336     1.a.
    b. Interest-bearing balances(2).........................................                            0071      6,893,837     1.b.
2.  Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A)...........                            1754              0     2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D).........                            1773      5,691,722     2.b.
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                              1350      6,339,940     3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)...................................................................    RCFD 2122 25,202,984                            4.a.
    b. LESS: Allowance for loan and lease losses............................    RCFD 3123    419,121                            4.b.
    c. LESS: Allocated transfer risk reserve................................    RCFD 3128          0                            4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c).................................                            2125     24,783,863     4.d.
5.  Trading assets (from Schedule RD-D).....................................                            3545      6,703,332     5.
6.  Premises and fixed assets (including capitalized leases)................                            2145        743,426     6.
7.  Other real estate owned (from Schedule RC-M)............................                            2150          7,727     7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)..........................................                            2130        134,959     8.
9.  Customers' liability to this bank on acceptances outstanding............                            2155        644,340     9.
10. Intangible assets (from Schedule RC-M)..................................                            2143        268,501    10.
11. Other assets (from Schedule RC-F).......................................                            2160      2,004,432    11.
12. Total assets (sum of items 1 through 11)................................                            2170     58,483,415    12.


(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.


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

Legal Title of Bank:                The First National Bank of Chicago          Call Date:  09/30/97 ST-BK:  17-1630 FFIEC 031
Address:                            One First National Plaza, Ste 0303                                               Page RC-2
City, State  Zip:                   Chicago, IL  60670
FDIC Certificate No.:               0/3/6/1/8

Schedule RC-Continued

                                                                           Dollar Amounts in
                                                                                Thousands                      Bil Mil Thou
                                                                                ---------                      ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)......................................                           RCON 2200   21,756,846     13.a
       (1) Noninterest-bearing(1).......................................   RCON 6631  9,197,227                               13.a.1
       (2) Interest-bearing.............................................   RCON 6636    559,619                               13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)...............................                           RCFN 2200   14,811,410     13.b.
       (1) Noninterest bearing..........................................   RCFN 6631    332,801                               13.b.1
       (2) Interest-bearing.............................................   RCFN 6636 14,478,609                               13.b.2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                                 RCFD 2800    4,535,422     14
15. a. Demand notes issued to the U.S. Treasury                                                    RCON 2840       43,763     15.a
    b. Trading Liabilities (from Schedule RC-D).........................                           RCFD 3548    6,523,239     15.b
16. Other borrowed money:
    a. With a remaining maturity of one year or less....................                           RCFD 2332    1,360,165     16.a
    b. With a remaining maturity of more than one year through
       three years......................................................                                A547      576,492     16.b
 .   c. With a remaining maturity of more than three years ..............                                A548      703,981     16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding.............                           RCFD 2920      644,341     18
19. Subordinated notes and debentures (2)...............................                           RCFD 3200    1,700,000     19
20. Other liabilities (from Schedule RC-G)..............................                           RCFD 2930    1,322,077     20
21. Total liabilities (sum of items 13 through 20)......................                           RCFD 2948   53,987,736     21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.......................                           RCFD 3838            0     23
24. Common stock........................................................                           RCFD 3230      200,858     24
25. Surplus (exclude all surplus related to preferred stock)............                           RCFD 3839    2,999,001     25
26. a. Undivided profits and capital reserves...........................                           RCFD 3632    1,273,239     26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities.......................................................                           RCFD 8434       24,096     26.b.
27. Cumulative foreign currency translation adjustments.................                           RCFD 3284       (1,515)    27
28. Total equity capital (sum of items 23 through 27)...................                           RCFD 3210    4,495,679     28
29. Total liabilities and equity capital (sum of items 21 and 28).......                           RCFD 3300   58,483,415     29

Memorandum

To be reported only with the March Report of Condition.

                                                                                               Number
1.  Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work performed for the bank by independent external auditors as of any
    date during 1996 . . . . . . . . . . . . . . . . . . . . . . . . . .          RCFD 6724      N/A.        M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =   Review of the bank's financial statements by external auditors

6 =   Compilation of the bank's financial statements by external auditors

7 =   Other audit procedures (excluding tax preparation work)

8 =   No external audit work



(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.


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